EXHIBIT 99.6

ABC FUNDING, INC. HIRES JIM B. DAVIS AS SENIOR VICE PRESIDENT OF OPERATIONS AND PROVIDES OPERATIONS UPDATE

HOUSTON, TEXAS October 6, 2008 – ABC Funding, Inc. ("ABC" or the "Company") (OTCBB: AFDG) announced today that it has hired Jim B. Davis as its Senior Vice President of Operations and provides an operations update of its Duval County, Texas properties acquired in September 2008.

    Jim B. Davis, age 46, has over 21 years experience with major and independent E&P companies.  From September 2007 until joining ABC Funding, Inc. on October 1, 2008, Mr. Davis served as an independent consulting drilling engineer for Apache Australia Ltd., designing wells in the Gippsland and Carnorvoran Basins located offshore Australia, and for El Paso Corp., designing and drilling high pressure/high temperature wells in Duval, Lavaca, Starr and Hidalgo counties of South Texas, as well as supervising two to three drilling rigs.  From April 2002 until his resignation in August 2007, Mr. Davis held positions of increasing responsibility as manager, vice president and senior vice president of engineering and operations for Goodrich Petroleum Corp. (NYSE: GDP).  The company’s areas of focus were onshore Louisiana and Texas.  Mr. Davis was instrumental in growing Goodrich, both through increased reserves and cash flow, during his tenure at Goodrich.  From May 2001 until March 2002, Mr. Davis consulted as the senior drilling engineer (and acting drilling manager during the Forest Oil acquisition) for Forcenergy, Inc. and from January 2000 to May 2001 was responsible for Forcenergy’s daily drilling and engineering activities for its Gulf of Mexico projects.  From November 1987 until December 1999, Mr. Davis held various production, development and drilling engineering positions with Texaco E&P, Inc. in fields throughout Southeast Louisiana and the Gulf of Mexico.  Mr. Davis is a licensed Professional Engineer in the States of Louisiana and Texas and received a Master of Engineering Degree and a Bachelor of Science Degree in Petroleum Engineering in 1987 and 1985, respectively, from Louisiana State University.

    Robert P. Munn, Chairman and Chief Executive Officer, stated, “We are extremely pleased that Jim has joined our senior management team.  His extensive background in the areas of production, operations and drilling serve as an integral part for our development of our South Texas properties recently acquired in the Voyager Gas Corporation acquisition.”  Mr. Munn went on to say, “Jim has hit the ground running and is preparing procedures to immediately increase production from our South Texas properties, either through performing mechanical repairs of idle wellbores or adding additional reserves through recompletions to currently non-producing formations in other wellbores identified as proved non-producing reserves.”

    Pursuant to the Company’s third party independent reservoir engineering report, the Company has identified drilling opportunities for six proved undeveloped locations and seven probable locations.  Total estimated capital expenditures for drilling of these 13 wells are $11.7 million.  The Company expects to fund these above described recompletions and drilling opportunities through a combination of cash flow from the Duval County properties and borrowings under the Company’s CIT USA Inc. credit facility.  The Company anticipates it will drill a total of four of its proved undeveloped and probable well locations prior to its fiscal year end of June 30, 2009.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements.  Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of the Company’s projects and other statements which are not historical facts.  When used in this document, the words such as “could,” “plan,” “estimate,” “expect,” “intend,” “may,” “potential,” “should,” and similar expressions are forward-looking statements.  Although ABC Funding, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company’s projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in the Company’s Annual Report on Form 10-KSB filed with the U.S. Securities and Exchange Commission.

Contact:  ABC Funding, Inc.
Carl A. Chase, CFO
(281) 315-8890
cachase@xcane.com